Exhibit n(2)

SCHEDULE I, DATED APRIL 17, 2007, TO MULTIPLE CLASS OF SHARES PLAN FOR STATE-SPECIFIC AMT TAX-FREE MONEY MARKET FUNDS, DATED APRIL 17, 2007

CALIFORNIA MUNICIPAL TRUST II

FUND/CLASS	SALES CHARGE	DISTRIBUTION FEE (as a percentage of average net assets)	SHAREHOLDER SERVICE FEE (as a percentage of average net assets)
Fidelity California AMT Tax-Free Money Market Fund:
Retail Class	none	none	none
Institutional Class	none	none	none
Service Class	none	0.00	0.25

MASSACHUSETTS MUNICIPAL TRUST

FUND/CLASS	SALES CHARGE	DISTRIBUTION FEE (as a percentage of average net assets)	SHAREHOLDER SERVICE FEE (as a percentage of average net assets)
Fidelity Massachusetts AMT Tax-Free Money Market Fund:
Retail Class	none	none	none
Institutional Class	none	none	none
Service Class	none	0.00	0.25

COURT STREET TRUST II

FUND/CLASS	SALES CHARGE	DISTRIBUTION FEE (as a percentage of average net assets)	SHAREHOLDER SERVICE FEE (as a percentage of average net assets)
Fidelity New Jersey AMT Tax-Free Money Market Fund:
Retail Class	none	none	none
Institutional Class	none	none	none
Service Class	none	0.00	0.25

NEW YORK MUNICIPAL TRUST II

FUND/CLASS	SALES CHARGE	DISTRIBUTION FEE (as a percentage of average net assets)	SHAREHOLDER SERVICE FEE (as a percentage of average net assets)
Fidelity New York AMT Tax-Free Money Market Fund:
Retail Class	none	none	none
Institutional Class	none	none	none
Service Class	none	0.00	0.25